                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


                         THE SIRENA APPAREL GROUP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------
     (5)  Total fee paid:

          ---------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

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     (4)  Date Filed:

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

                         THE SIRENA APPAREL GROUP, INC.
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD NOVEMBER 4, 1997

                            ------------------------

TO THE STOCKHOLDERS OF THE SIRENA APPAREL GROUP, INC.:

     Notice is hereby given that the annual meeting (the "Meeting") of the stockholders of The Sirena Apparel Group, Inc. (the "Company") will be held at the Ramada Suites Hotel, 1089 Santa Anita Avenue, South El Monte, California 91733, on Tuesday, November 4, 1997, at 11:00 a.m., California time, for the following purposes:

     1. Election of Director. To elect one person to the Board of Directors of the Company, to serve until the annual meeting of stockholders to be held in fiscal year 2001 and until his successor has been elected and qualified. The Board of Directors' nominee is Ellison C. Morgan.

     2. Amendment of 1994 Employee Stock Incentive Plan. To approve the amendment of the 1994 Employee Stock Incentive Plan to, among other things, increase from 822,465 to 1,172,465 the number of shares available for issuance under the plan.

     3. Ratification of Appointment of Independent Auditors. To ratify the appointment of Ernst & Young LLP as the Company's independent certified public accountants for the fiscal year ending June 30, 1998.

     4. Other Business. To transact such other business as properly may come before the Meeting or any adjournment thereof.

     Only persons who are stockholders of record (the "Stockholders") at the close of business on September 15, 1997 are entitled to notice of and to vote in person or by proxy at the Meeting or any adjournment thereof.

     The Proxy Statement which accompanies this Notice of Annual Meeting contains additional information regarding the proposals to be considered at the Meeting, and Stockholders are encouraged to read it in its entirety.

     As set forth in the enclosed Proxy Statement, proxies are being solicited by and on behalf of the Board of Directors of the Company. All proposals set forth above are proposals of the Company. It is expected that these materials first will be mailed to Stockholders on or about October 8, 1997.

     IT IS IMPORTANT THAT ALL STOCKHOLDERS VOTE. WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IF YOU DO ATTEND THE MEETING, YOU THEN MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE. IN ORDER TO FACILITATE THE PROVISION OF ADEQUATE ACCOMMODATIONS AT THE MEETING, PLEASE INDICATE ON THE PROXY WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

                                          By Order of the Board of Directors,

                                          /s/ Douglas Arbetman

                                          Douglas Arbetman
                                          Chief Executive Officer

Dated: October 8, 1997

                         THE SIRENA APPAREL GROUP, INC.
                               10333 VACCO STREET
                        SOUTH EL MONTE, CALIFORNIA 91733
                                 (626) 442-6680

                            ------------------------

                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                                NOVEMBER 4, 1997

                            ------------------------

                              GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board of Directors") of The Sirena Apparel Group, Inc. (the "Company") for use at the annual meeting (the "Meeting") of the stockholders of the Company to be held on Tuesday, November 4, 1997, at the Ramada Suites Hotel, 1089 Santa Anita Avenue, South El Monte, California 91733, at 11:00 a.m., California time, and at any adjournment thereof. Douglas Arbetman and Henry R. Mandell, the designated proxyholders (the "Proxyholders"), are members of the Company's management. Only stockholders of record (the "Stockholders") on September 15, 1997 (the "Record Date") are entitled to notice of and to vote in person or by proxy at the Meeting and any adjournment thereof. This Proxy Statement and the enclosed proxy card (the "Proxy") will be first mailed to Stockholders on or about October 8, 1997.

MATTERS TO BE CONSIDERED

     The matters to be considered and voted upon at the Meeting will be:

     1. Election Of Director. To elect one person to the Board of Directors of the Company, to serve until the annual meeting of stockholders to be held in fiscal year 2001 and until his successor has been elected and qualified. The Board of Directors' nominee is Ellison C. Morgan.

     2. Amendment Of 1994 Employee Stock Incentive Plan. To approve the amendment of the 1994 Employee Stock Incentive Plan (the "Stock Incentive Plan") to, among other things, increase from 822,465 to 1,172,465 the number of shares available for issuance under the plan.

     3. Ratification of Appointment of Independent Auditors. To ratify the appointment of Ernst & Young LLP as the Company's independent certified public accountants for the fiscal year ending June 30, 1998.

     4. Other Business. To transact such other business as properly may come before the Meeting or any adjournment thereof.

COST OF SOLICITATION OF PROXIES

     This Proxy solicitation is made by the Board of Directors of the Company, and the Company will bear the costs of this solicitation, including the expense of preparing, assembling, printing and mailing this Proxy Statement and any other material used in this solicitation of Proxies. The solicitation of Proxies will be made by mail and may be supplemented by telephone or other personal contact to be made without special compensation by directors, officers and employees of the Company. If it should appear desirable to do so to ensure adequate representation at the Meeting, directors, officers and employees may communicate with Stockholders, banks, brokerage houses, custodians, nominees and others, by telephone, facsimile transmissions, telegraph or in person to request that Proxies be furnished. The Company will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to their principals. The total estimated cost of the solicitation of Proxies is $10,000.

OUTSTANDING SECURITIES AND VOTING RIGHTS; REVOCABILITY OF PROXIES

     The authorized capital of the Company consists of (i) 25,000,000 shares of common stock, $0.01 par value ("Common Stock"), of which 4,649,230 shares were issued and outstanding on the Record Date and (ii) 3,000,000 shares of Preferred Stock, none of which have been issued and are outstanding. A majority of the outstanding shares of the Common Stock constitutes a quorum for the conduct of business at the Meeting. Abstentions and broker non-votes will be treated as shares present and entitled to vote for purposes of determining the presence of a quorum.

     Each Stockholder is entitled to one vote, in person or by proxy, for each share of Common Stock standing in his or her name on the books of the Company as of the Record Date on any matter submitted to the Stockholders.

     The Company's Certificate of Incorporation does not authorize cumulative voting. In the election of directors, the candidate receiving the highest number of votes will be elected. Each other proposal described herein requires the affirmative vote of a majority of the outstanding shares of Common Stock present in person or represented by proxy and entitled to vote at the Meeting. Pursuant to Delaware law, abstentions from voting on any matter, other than the election of directors, will have the effect of a vote "AGAINST" such matter, while broker non-votes do not count in the determination of the voting results on any of the matters to be presented to a vote at the Meeting.

     Of the shares of Common Stock outstanding on the Record Date, 1,550,000 shares of Common Stock (or approximately 33% of the issued and outstanding shares of Common Stock) were owned by American Industries, Inc. ("American Industries"). American Industries has informed the Company that it will vote "FOR" the election of the nominee to the Board of Directors identified herein, "FOR" the amendment of the Stock Incentive Plan and "FOR" the ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending June 30, 1998, all as described herein.

     A Proxy for use at the Meeting is enclosed. The Proxy must be signed and dated by you or your authorized representative or agent. Telegraphed or cabled Proxies are also valid. You may revoke a Proxy at any time before it is exercised at the Meeting by submitting a written revocation to the Secretary of the Company or a duly executed Proxy bearing a later date or by voting in person at the Meeting.

     If you hold Common Stock in "street name" and you fail to instruct your broker or nominee as to how to vote such Common Stock, your broker or nominee may, in its discretion, vote such Common Stock "FOR" the election of the Board of Directors' nominee and "FOR" the ratification of the appointment of the Company's independent auditors. If, however, you fail to instruct your broker or nominee as to how to vote such Common Stock, your broker or nominee may not, pursuant to applicable stock exchange rules, vote such Common Stock with respect to the proposal described herein to approve the amendment of the Stock Incentive Plan.

     Unless revoked, the shares of Common Stock represented by a properly executed Proxy will be voted in accordance with the instructions given thereon. In the absence of any instruction in the Proxy, such shares of Common Stock will be voted by the Proxyholders "FOR" the election of the nominee for director identified herein, "FOR" the amendment of the Stock Incentive Plan and "FOR" the ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending June 30, 1998.

     The enclosed Proxy confers discretionary authority with respect to any other proposals which properly may be brought before the Meeting. As of the date hereof, management is not aware of any other matters to be presented for action at the Meeting. However, if any other matters properly come before the Meeting, the Proxies solicited hereby will be voted by the Proxyholders in accordance with the recommendations of the Board of Directors. Such authorization includes authority to appoint a substitute nominee for the Board of Directors' nominee identified herein where death, illness or other circumstance arise which prevent such nominee from serving in such position and to vote such Proxy for such substitute nominee.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

     The following table sets forth the beneficial ownership of Common Stock as of the Record Date by each person known to the Company to be the beneficial owner of more than five percent (5%) of the outstanding shares of Common Stock (other than depositories), by each executive officer, director and nominee for director of the Company, and by all directors and executive officers as a group.

                                                        AMOUNT AND NATURE
                       NAME AND ADDRESS                   OF BENEFICIAL        PERCENT OF
                    OF BENEFICIAL OWNER(1)                OWNERSHIP(2)          CLASS(3)
        ----------------------------------------------  -----------------     -------------
        American Industries, Inc......................      1,550,000             33.34%
        Douglas Arbetman(4)...........................        327,958              6.60%
        Howard H. Hedinger(5).........................         50,000              1.10%
        Henry R. Mandell(6)...........................         81,317              1.72%
        Ellison C. Morgan(7)..........................         50,000              1.10%
        Maurice B. Newman(8)..........................        105,000              2.21%
        All directors and executive officers as a
          group (five persons)........................        614,275             11.69%

---------------

(1) The address of American Industries, Inc. ("American Industries") is 1750 N.W. Front Avenue, Suite 106, Portland, Oregon 97209. The business address of each of the directors and executive officers of the Company is 10333 Vacco Street, South El Monte, California 91733.

(2) The named stockholder has sole voting power and investment power with respect to the shares listed, subject to community property laws where applicable.

(3) Shares which the person (or group) has the right to acquire within 60 days after the Record Date are deemed to be outstanding in calculating the percentage ownership of the person (or group) but are not deemed to be outstanding as to any other person (or group.)

(4) Includes 320,958 shares issuable upon the exercise of stock options granted to Mr. Arbetman, the President and Chief Executive Officer and a director of the Company, pursuant to the Stock Incentive Plan. Certain of these options were repriced effective July 1, 1997. See "Election of Director -- Report of the Compensation Committee of the Board of Directors."

(5) Mr. Hedinger, a director of the Company, is President and Chairman of the Board of Directors of American Industries. Mr. Hedinger disclaims any interest in the shares of Common Stock held by American Industries. Consists of 25,000 shares issuable upon the exercise of stock options granted to Mr. Hedinger pursuant to the Stock Incentive Plan on July 1, 1997 and 25,000 shares issuable upon the exercise of stock options the Company intends to grant to Mr. Hedinger upon stockholder approval of the increase in the number of shares available for issuance under the Stock Incentive Plan. See "Election of Director -- Report of the Compensation Committee of the Board of Directors." Does not include 20,000 shares owned by Mr. Hedinger's wife, as to which Mr. Hedinger disclaims beneficial ownership.

(6) Includes 80,317 shares issuable upon the exercise of stock options granted to Mr. Mandell, Executive Vice President, Chief Financial Officer and a director of the Company, pursuant to the Stock Incentive Plan.

(7) Mr. Morgan, a director of the Company, is a director of American Industries. Mr. Morgan disclaims any interest in the shares of Common Stock held by American Industries. Consists of 25,000 shares issuable upon the exercise of stock options granted to Mr. Morgan pursuant to the Stock Incentive Plan on July 1, 1997 and 25,000 shares issuable upon the exercise of stock options the Company intends to grant to Mr. Morgan upon stockholder approval of the increase in the number of shares available for issuance under the Stock Incentive Plan. See "Election of Director -- Report of the Compensation Committee of the Board of Directors."

(8) Consists of 25,000 shares issuable upon the exercise of stock options granted to Mr. Newman, Chief Operating Officer and Chairman of the Board of Directors of the Company, pursuant to the Stock Incentive Plan on July 1, 1997 and 80,000 shares issuable upon the exercise of stock options the Company intends to grant to Mr. Newman upon stockholder approval of the increase in the number of shares available for issuance under the Stock Incentive Plan. See "Election of Director -- Report of the Compensation Committee of the Board of Directors."

                                   PROPOSAL 1

                              ELECTION OF DIRECTOR

DIRECTORS AND EXECUTIVE OFFICERS

     The Certificate of Incorporation of the Company provides that the number of directors of the Company shall be specified in the Bylaws, but in no event shall there be less than three directors. The Company's Bylaws currently provide for a Board of Directors composed of five members. The Certificate of Incorporation further provides that the Board of Directors shall be divided into three classes which are elected for staggered three year terms. The term of each class expires at the annual meeting of stockholders in fiscal 1998 (Class I), 1999 (Class II) and 2000 (Class III). Only the single member of Class I is to be elected at the Meeting.

     Ellison C. Morgan, the Board of Directors' nominee for director, has indicated his willingness to serve and, unless otherwise instructed, Proxies will be voted in such a way as to effect, if possible, the election of Mr. Morgan. In the event that Mr. Morgan should be unable to serve as a director, it is intended that the Proxies will be voted for the election of such substitute nominee, if any, as shall be designated by the Board of Directors. Management has no reason to believe that Mr. Morgan will be unavailable to serve.

     The directors and executive officers of the Company are set forth below. Officers serve at the discretion of the Board of Directors.

                  NAME                 AGE              POSITION               CLASS OF DIRECTOR
      -----------------------------    ---     ---------------------------     -----------------
      Maurice B. Newman (1)(3)         64      Chairman of the Board,             III
                                               Chief Operating Officer and
                                               Director
      Douglas Arbetman                 50      President, Chief Executive         III
                                               Officer and Director
      Henry R. Mandell (1)             41      Executive Vice                      II
                                               President,Chief Financial
                                               Officer, Secretary and
                                               Director
      Howard H. Hedinger (1)(2)(3)     62      Director                            II
      Ellison C. Morgan (1)(2)(3)      60      Director                            I

---------------

(1) Messrs. Hedinger, Mandell, Morgan and Newman were elected to the Board of Directors on May 22, 1997 following the resignations of Nicholas B. Binkley, Jeffrey J. Holland, Eben S. Moulton and Arthur H. Warshaw.

(2) Member of the Audit Committee.

(3) Member of the Compensation Committee.

     MAURICE B. NEWMAN has served as a director since May 1997, and, effective September 29, 1997, was appointed Chairman of the Board and Chief Operating Officer of the Company. Mr. Newman was President and Chief Executive Officer of CaliforniaMart from May 1994 until his appointment as Chairman of the Board of Directors of the Company. From 1987 to 1994, he was President, marketing and licensing, of Cherokee, Inc. Mr. Newman was a management consultant to the apparel industry from 1986 to 1987. From 1985 to 1986, Mr. Newman was President of Calvin Klein, Inc. Mr. Newman was President of Cole of California from 1977 to 1985, and, from 1965 to 1977, he was Vice President of Sirena, Inc.

     DOUGLAS ARBETMAN has been employed as the President and Chief Executive Officer and has been a director of the Company since February 1990. From 1989 until joining the Company, Mr. Arbetman was the President of Cherokee Swimwear. From 1987 to 1989, Mr. Arbetman was President of Reebok Apparel, a division of Reebok International Ltd. From 1982 to 1987, Mr. Arbetman was Vice President of Merchandising for Cole of California. Prior to 1982, Mr. Arbetman held various management positions and was a women's swimwear buyer for Bloomingdales and Robinsons Department Stores. Mr. Arbetman received a B.S. degree from Emerson College in 1969. In 1996, Mr. Arbetman was appointed to the Board of Overseers of Emerson College.

     HENRY R. MANDELL has been employed as Chief Financial Officer and Secretary of the Company since November 1990, and as Executive Vice President since November 1995. From November 1990 to November 1995, Mr. Mandell was Senior Vice President of the Company. He has been a director of the Company since May 1997. From 1985 to November 1990, Mr. Mandell was employed in various executive capacities by Media Home Entertainment, a manufacturer and distributor of videocassettes, including as Senior Vice President, Finance and Administration, and a director since 1987. From 1982 to 1985, Mr. Mandell held various financial positions with Oak Industries, a publicly-held communications company listed on the New York Stock Exchange. Prior to 1982, Mr. Mandell was employed by 20th Century-Fox Film Corporation and by Arthur Young and Company where he qualified as a Certified Public Accountant. Mr. Mandell received a B.S. degree in management, magna cum laude, from Syracuse University in 1978.

     HOWARD H. HEDINGER has served as a director since May 1997. Since 1959, Mr. Hedinger has been an executive officer and director of American Steel, a west coast steel service center chain based in Portland, Oregon. American Steel is a subsidiary of American Industries, Inc. ("American Industries"), which has interests in real estate and other investments. Since the 1970s, Mr. Hedinger has been the President and Chairman of American Industries. American Industries presently owns fifty percent of American Steel LLC, a steel service center chain, also based in the Pacific Northwest, and is a joint venture partner with Reliance Steel & Aluminum, a publicly-held company based in Los Angeles. Mr. Hedinger is a board member of American Steel LLC.

     ELLISON C. MORGAN has served as a director since May 1997. Mr. Morgan has been Chairman and Chief Executive Officer of 2030 Investors LLC, a family investment company since 1996. From 1986 to 1996, he was President and Chief Executive Officer of the M Financial Group and M Life Insurance Company, a national marketing and reinsurance organization. Prior to 1986, Mr. Morgan was founder and Chief Executive Officer of Management Compensation Group Northwest. Mr. Morgan is a director of American Industries.

     There are no family relationships among directors or executive officers of the Company and, except as set forth above, as of the date hereof, no directorships are held by any director in a company which has a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940. None of the directors or executive officers were selected pursuant to any arrangement or understanding, other than with the directors and executive officers of the Company acting within their capacity as such.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors has an Audit Committee and a Compensation Committee, each of which consists of two or more directors who serve at the discretion of the Board of Directors.

     The Audit Committee is chaired by Mr. Morgan, and its members are Messrs. Hedinger and Morgan. Messrs. Hedinger and Morgan were elected to the Board of Directors and appointed to the Audit Committee on May 22, 1997. Prior to their resignations from the Board, the Audit Committee consisted of Messrs. Binkley and Holland. The primary purposes of the Audit Committee are (i) to review the scope of the audit and all non-audit services to be performed by the Company's independent certified public accountants and the fees incurred by the Company in connection therewith, (ii) to review the results of such audit, including the independent accountants' opinion and letter of comment to management and management's response thereto, (iii) to review with the Company's independent accountants the Company's internal accounting principles, policies and practices and financial reporting, (iv) to make recommendations regarding the selection of the Company's independent accountants and (v) to review the Company's quarterly financial statements prior to public issuance. The Audit Committee met twice during fiscal 1997.

     The Compensation Committee is chaired by Mr. Newman, and its members are Messrs. Hedinger, Morgan and Newman. Messrs. Hedinger, Morgan and Newman were elected to the Board of Directors and appointed to the Compensation Committee on May 22, 1997. Prior to their resignations from the Board, the Compensation Committee consisted of Messrs. Holland, Moulton and Warshaw. The purposes of the Compensation Committee are (i) to review and recommend to the Board of Directors the salaries, bonuses and perquisites of the Company's executive officers, (ii) to determine the individuals to whom, and the terms upon which, awards under the Company's stock incentive plan and profit sharing plan will be granted, (iii) to make periodic reports to the Board of Directors as to the status of such plans and (iv) to review and recommend to the Board of Directors additional compensation plans. The Compensation Committee met once during fiscal 1997.

MEETINGS OF DIRECTORS

     The Board of Directors met six times during fiscal 1997. All of the persons who were directors of the Company during fiscal 1997 attended at least 75% of the total number of meetings of the Board of Directors held during the tenure of their directorship and at least 75% of the total number of meetings held by all committees on which they served during fiscal 1997.

PROCEDURES FOR STOCKHOLDER NOMINATIONS

     The Board of Directors does not have a standing nominating committee. The procedures for nominating directors, other than by the Board of Directors itself, are set forth in the Bylaws. Nominations of individuals for election to the Board of Directors at an annual meeting of stockholders may be made by any stockholder of the Company entitled to vote for the election of directors at that meeting who gives timely written notice to the Company. Such notice must be received at the Company's principal executive offices not less than 90 calendar days prior to the day and month on which, in the immediately preceding year, the annual meeting for such year was held.

     A stockholder's notice of intent to nominate must set forth as to each proposed nominee all information relating to such person that is required to be disclosed in solicitations of proxies pursuant to Regulation 14A promulgated under the Exchange Act, including, but not limited to, such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected. Such stockholder notice must also set forth the name, age, business address, residence address and the principal occupation or employment of the nominee and the name and address, as they appear on the Company's books, of the nominating stockholder and the class and number of shares of the Company's stock which are beneficially owned by such stockholder. No person shall be eligible for election as a director of the Company unless nominated in accordance with these procedures. The Chairman of any meeting of stockholders shall direct that any nomination not made in accordance with these procedures be disregarded.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under Section 16(a) of the Exchange Act, the Company's directors, executive officers and any person holding ten percent or more of the Common Stock are required to report their ownership of Common Stock and any changes in that ownership to the Securities and Exchange Commission (the "SEC") and to furnish the Company with copies of such reports. Specific due dates for these reports have been established and the Company is required to report in this Proxy Statement any failure to file on a timely basis by such persons. It is the Company's policy that all such reports be timely filed. Based solely upon a review of copies of reports filed with the SEC prior to June 30, 1997, all persons subject to the reporting requirements of Section 16(a) have timely filed all reports.

DIRECTOR COMPENSATION

     The Company reimburses each director who is not employed by the Company for all expenses incurred by him in his capacity as a director of the Company. The Board of Directors may modify such compensation in the future. In addition, the Stock Incentive Plan provides for the grant to non-employee directors of options to purchase Common Stock in the discretion of the committee of the Board of Directors that administers the plan. On July 1, 1997, Messrs. Hedinger, Morgan and Newman were each granted an option to purchase up to 25,000 shares of Common Stock pursuant to the Stock Incentive Plan at an exercise price of $3.50 per share. Such options are immediately exercisable and will expire on the fifth anniversary of the date of grant. The Company intends to grant to each of Messrs. Hedinger and Morgan an additional option to purchase up to 25,000 shares of Common Stock upon stockholder approval of the increase in the number of shares available for issuance under the Stock Incentive Plan. Such options will be granted at the fair market value of the Common Stock on the date of grant, will be immediately exercisable and will expire on the fifth anniversary of the date of grant. Upon stockholder approval of the increase in the number of shares available for issuance under the Stock Incentive Plan, the Company intends to grant to Mr. Newman an additional option to purchase up to 80,000 shares of Common Stock at the fair market value of the Common Stock on the date of grant. Such option will be immediately exercisable and will expire on the tenth anniversary of the date of grant.

EXECUTIVE COMPENSATION

     The following table sets forth the compensation paid or accrued by the Company for services rendered in all capacities during fiscal 1997, 1996 and 1995 to each person who acted in the capacity of an executive officer (the "Named Executives").

                           SUMMARY COMPENSATION TABLE

                                                                                        LONG TERM COMPENSATION
                                                                     ------------------------------------------------------------
                                  ANNUAL COMPENSATION                         AWARDS                          PAYOUTS
                     --------------------------------------------    --------------------------   -------------------------------
                                                                                   SECURITIES
                                                      OTHER          RESTRICTED    UNDERLYING
NAME AND PRINCIPAL                                    ANNUAL           STOCK        OPTIONS/         LTIP          ALL OTHER
     POSITION        YEAR   SALARY($) BONUS($)  COMPENSATION($)(1)   AWARDS($)       SARS(#)      PAYOUTS($)   COMPENSATION($)(2)
-------------------  ----   -------   -------   ------------------   ----------   -------------   ----------   ------------------
Douglas Arbetman,
 President and
 Chief
 Executive
 Officer...........  1997   350,000   106,330         13,030              --                 --        --             1,500
                     1996.. 350,000    39,375         16,031              --           86,000(3)       --             1,500
                     1995.. 298,076   200,000         17,531              --          234,958(4)(5)      --           1,500
Henry R. Mandell,
 Executive Vice
 President, Chief
 Financial Officer
 and Secretary.....  1997   160,000    16,320          8,662              --                 --        --             1,500
                     1996.. 152,849     8,598          9,250              --           22,000(3)       --             1,500
                     1995.. 139,615    57,825         11,518              --           58,317(4)       --             1,500

---------------

(1) Consists of automobile lease, insurance, fuel and maintenance expenses, premiums on supplemental long-term disability insurance and, for Mr. Arbetman, premiums on key man life insurance payable to him.

(2) Consists of reimbursement of medical and dental expenses not covered by insurance plans provided by the Company to employees generally.

(3) Consists of shares issuable pursuant to options granted under the Stock Incentive Plan on June 28, 1996.

(4) Consists of shares issuable pursuant to options granted under the Stock Incentive Plan concurrently with the consummation of the Company's initial public offering in August 1994.

(5) Consists of shares issuable pursuant to options that were repriced effective July 1, 1997. See "Election of Director -- Report of the Compensation Committee of the Board of Directors."

EMPLOYMENT AGREEMENTS

     In connection with the Company's secondary public offering in November 1995, the Company amended the then existing employment agreement with Mr. Arbetman. Pursuant to his amended employment agreement with the Company, Mr. Arbetman is entitled to (i) receive a minimum annual base salary of $350,000,
(ii) receive an annual bonus, up to 100% of his base salary, based upon the satisfaction of performance goals to be determined by the Board of Directors,
(iii) participate in all plans sponsored by the Company for employees in general, (iv) receive $500,000 of life insurance payable as directed by him, (v) receive an option to purchase up to 267,150 shares of the Common Stock of the Company at the initial public offering price and 86,000 shares of the Common Stock of the Company at the closing price on June 28, 1996, and (vi) receive a $850 monthly automobile allowance, together with reimbursement of expenses for insurance, fuel and maintenance. The agreement, as amended, will terminate on November 15, 1998. In the event the Company terminates Mr. Arbetman's employment before the end of the stated term without cause or Mr. Arbetman terminates his employment for specified causes, the Company will be obligated to pay Mr. Arbetman an amount equal to his base salary for 730 days. In the event the Company terminates his employment before the end of the stated term with cause, the Company is obligated to pay the base salary only through the date of termination. Effective July 1, 1997, the option granted to Mr. Arbetman to purchase up to 267,150 shares of Common Stock at the initial public offering price of $4.75 was repriced at an exercise price of $3.50 per share. See "Election of Director -- Report of the Compensation Committee of the Board of Directors." Mr. Arbetman is entitled to purchase up to 234,958 shares at the amended price of $3.50 per share pursuant to the unexercised portion of such option.

     In connection with the Company's secondary public offering in November 1995, the Company amended the then existing employment agreement with Mr. Mandell. Pursuant to his amended employment agreement with the Company, Mr. Mandell is entitled to (i) receive an annual base salary of $160,000, (ii) receive an annual bonus, up to 50% of his base salary, based upon the satisfaction of performance goals to be determined by the Board of Directors,
(iii) participate in all plans sponsored by the Company for employees in general, (iv) receive an option to purchase up to 66,788 shares of the Common Stock of the Company at the initial public offering price and 22,000 shares of the Common Stock of the Company at the closing price on June 28, 1996, and (v) receive a $536 monthly automobile allowance, together with reimbursement of expenses for insurance, fuel and maintenance. The agreement, as amended, was renewed in August 1997, and will terminate on November 15, 1999. In the event the Company terminates Mr. Mandell's employment before the end of the stated term without cause or Mr. Mandell terminates his employment for specified causes, the Company is obligated to pay Mr. Mandell an amount equal to his base salary for 365 days. In the event the Company terminates his employment before the end of the stated term with cause, the Company is obligated to pay the base salary only through the date of termination.

     On September 12, 1997, the Company announced that it has reached an agreement in principle pursuant to which Maurice B. Newman has been appointed Chairman of the Board and Chief Operating Officer of the Company, effective September 29, 1997. The Company has agreed that it will enter into a definitive employment agreement with Mr. Newman that will provide for (i) a two-year term of employment, (ii) an annual base salary of $300,000, plus reimbursement of reasonable business and entertainment expenses, (iii) an annual bonus, up to $200,000, based upon the satisfaction of performance goals to be determined by the Board of Directors, (iv) participation in all plans sponsored by the Company for employees in general, (v) grant of an option to purchase up to 25,000 shares of the Common Stock of the Company at $3.50 per share, and 80,000 shares of the Common Stock of the Company upon stockholder approval of the increase in the number of shares available for issuance under the Stock Incentive Plan at the fair market value of the Common Stock on the date of the grant; and (vi) the right to receive his base salary and employee benefits (or the economic equivalent) for 90 days if the employment agreement is not renewed or extended beyond its initial term.

OPTION EXERCISES AND HOLDINGS

     The following table sets forth certain information with respect to the Named Executives concerning the exercise of options during fiscal 1997 and unexercised options held by the Named Executives as of June 30, 1997.

              AGGREGATED OPTION/SAR EXERCISES IN FISCAL YEAR 1997
                       AND FISCAL YEAR-END OPTION VALUES

                                                                                                     VALUE OF UNEXERCISED
                                                                   NUMBER OF UNEXERCISED             IN-THE-MONEY OPTIONS
                                                                    OPTIONS AT 06/30/97                 AT 06/30/97(1)
                                SHARES ACQUIRED    VALUE       -----------------------------     -----------------------------
             NAME                 ON EXERCISE     REALIZED     EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
------------------------------  ---------------   --------     -----------     -------------     -----------     -------------
Douglas Arbetman..............        --             --          320,958(2)         --                0               --
Henry R. Mandell..............        --             --           80,317(3)         --                0               --

---------------

(1) The value of unexercised "in-the-money" options is the difference between the closing sale price of the Common Stock on June 30, 1997 ($3.00 per share) and the exercise price of the option, multiplied by the number of shares subject to the option.

(2) Consists of shares Mr. Arbetman has the right to purchase upon the exercise of stock options granted pursuant to the Stock Incentive Plan at an exercise price of between $3.125 and $4.75 per share, which options became exercisable on the date of grant. Certain of these options were repriced effective July 1, 1997. See "Election of Director -- Report of the Compensation Committee of the Board of Directors."

(3) Consists of shares Mr. Mandell has the right to purchase upon the exercise of stock options granted pursuant to the Stock Incentive Plan at an exercise price of between $3.125 and $4.75 per share, which options became exercisable on the date of grant.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

     The Report of the Compensation Committee of the Board of Directors shall not be deemed filed under the Securities Act of 1993, as amended (the "Securities Act"), or under the Exchange Act.

                      REPORT OF THE COMPENSATION COMMITTEE

     Since its inception, the Company has maintained the philosophy that executive compensation should be competitive with that provided to others in the women's swimwear industry to assist the Company in attracting and retaining qualified executives critical to the Company's long-term success.

     In connection with the Company's secondary public offering in November 1995, this Committee amended the then existing employment agreements with Messrs. Arbetman and Mandell in order to be assured of their continued services and their experience, knowledge and abilities, which have been largely responsible for the Company's success to date. In determining the salaries and the perquisites provided for in such agreements, the Committee considered, among other things, (i) the net sales and net income history of the Company, both before and after the employment of these individuals, (ii) the estimated near and intermediate term results of operations of the Company, (iii) the position of the Company in its industry, (iv) the expertise of these individuals, (v) the current sales, net income, growth and capital structure of the Company and comparable companies and (vi) salaries and perquisites of executives of comparable companies.

     At the beginning of fiscal 1997, the Committee established individual performance objectives for each executive officer and performance objectives for the Company as a whole. Payment of discretionary bonuses in fiscal 1997 was based upon a subjective assessment of such individual's actual and potential contribution to the Company. In the case of Mr. Arbetman, the Committee was particularly influenced by Mr. Arbetman's achievement of certain performance objectives and the key role played by Mr. Arbetman in the Company's acquisition of a license to manufacture Liz Claiborne(R) swimwear and related accessories. In the case of

Mr. Mandell, the Committee was particularly influenced by Mr. Mandell's achievement of certain performance objectives.

     Maurice B. Newman has been appointed, effective September 29, 1997, Chairman of the Board of Directors and Chief Operating Officer of the Company. In determining the salary and perquisites to be provided for in Mr. Newman's employment agreement with the Company, the Committee considered, among other things, (i) Mr. Newman's expertise and prominence in the industry, (ii) the anticipated effect of his appointment on the results of operations of the Company and (iii) salaries and perquisites of executives of comparable companies.

     Executive officers are also permitted to participate in the benefit plans provided to employees generally. The incremental cost to the Company of the benefits provided to Messrs. Arbetman and Mandell under these plans averaged approximately 4% percent of their base salaries in fiscal 1997.

     The Compensation Committee believes that, in addition to enabling the Company to attract and retain qualified non-employee directors and management, stock ownership by key employees, including executive officers, and by non-employee directors provides valuable performance incentives for such persons, who will benefit as the price of the Common Stock increases. In support of these objectives, and in connection with their election to the Board of Directors, the Company granted, on July 1, 1997, to each of Messrs. Hedinger, Morgan and Newman an option to purchase up to 25,000 shares of Common Stock pursuant to the Stock Incentive Plan at an exercise price of $3.50. The Company intends to grant to each of Messrs. Hedinger and Morgan an additional option to purchase up to 25,000 shares of Common Stock upon stockholder approval of the increase in the number of shares available for issuance under the Stock Incentive Plan. In connection with his appointment as Chairman of the Board of Directors and Chief Operating Officer of the Company, the Company intends to grant to Mr. Newman an additional option to purchase up to 80,000 shares of Common Stock at the fair market value of the Common Stock on the date of grant, subject to stockholder approval of the increase in the number of shares available for issuance under the Stock Incentive Plan.

     During the first quarter of fiscal 1998, the Compensation Committee reviewed the options held by Mr. Arbetman and certain other key employees of the Company, and noted that a decline in the price of the Common Stock of the Company had resulted in a substantial number of stock options granted pursuant to the Stock Incentive Plan having exercise prices well above the recent historical trading prices for the Common Stock. The Committee believes that such "out of the money" stock options no longer serve the performance incentive purposes of the Stock Incentive Plan, and that losses of key employees could result from the decline in the value of the total compensation package for long-term employees of the Company holding such options. Considering these factors, the Committee has determined that it is in the best interests of the Company and its stockholders to restore the incentives for Mr. Arbetman and other key employees of the Company to remain as employees and to exert their maximum efforts on behalf of the Company by amending the stock options previously granted to them under the Stock Incentive Plan effective July 1, 1997 to reflect an exercise price of $3.50 per share. Options to purchase 234,958 shares initially granted to Mr. Arbetman at $4.75 per share, the initial public offering price, and 87,500 options initially granted to eleven (11) additional employees at an exercise price of between $4.00 and $7.00 per share, were so amended. Such repriced options will remain subject to all other terms and conditions, including vesting schedules and termination dates, as were applicable to the original grant.

Dated: October 8, 1997                    THE COMPENSATION COMMITTEE

                                          Ellison C. Morgan
                                          Maurice B. Newman
                                          Howard H. Hedinger

PERFORMANCE GRAPH

     The following graph compares the quarterly percentage change in the Company's cumulative total stockholder return on Common Stock with (i) the cumulative total return of the NASDAQ National Market ("NASDAQ") index and (ii) the cumulative total return of companies with the standard industrial code (SIC) 2339 over the period from August 16, 1994 (the date of the Company's initial public offering) through September 24, 1997. The component entities of SIC Code 2339 were generated by Media General Financial Services, Inc. All the entities in SIC Code 2339 were incorporated into the peer group. The graph assumes an initial investment of $100 and the reinvestment of dividends. The graph is not necessarily indicative of future price performance.

     The graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

        Measurement Period
      (Fiscal Year Covered)           Sirena Apparel      SIC Code Index       Nasdaq Market
8/16/1994                                 100.00              100.00              100.00
9/30/1994                                 100.00              108.70               98.90
12/30/1994                                121.05              104.19               96.91
3/31/1995                                 152.63              105.99               99.77
6/30/1995                                 173.68              116.56              109.15
9/29/1995                                 168.42              140.53              121.61
12/29/1995                                131.58              136.39              120.64
3/29/1996                                 119.74              133.60              126.21
6/28/1996                                  65.79              135.50              135.56
9/30/1996                                  50.00              115.89              139.30
12/31/1996                                 54.61               97.26              145.85
3/31/1997                                  64.47               73.57              138.44
6/30/1997                                  63.16               73.99              163.78
9/24/1997                                  86.84               66.88              180.32

LIMITATION ON LIABILITY AND INDEMNIFICATION

     The Amended and Restated Certificate of Incorporation of the Company limits the liability of the Company's directors for monetary damages arising from a breach of their fiduciary duties to the Company and its stockholders, except to the extent otherwise required by the Delaware General Corporation Law. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission.

     The Company's Bylaws provide that the Company shall indemnify its directors and officers to the fullest extent permitted by applicable law, including circumstances in which indemnification is otherwise discretionary. Such provisions may require the Company, among other things, (i) to indemnify its officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers provided such persons acted in good faith and in a manner reasonably believed to be in the best interests of the Company and, with respect to any criminal action, had no cause to believe their conduct was unlawful, (ii) to advance the expenses actually and reasonably incurred by its officers and directors as a result of any proceeding against them as to which they could be indemnified and (iii) to obtain directors' and officers' insurance if available on reasonable terms. There is no action or proceeding pending or, to the knowledge of the Company, threatened which may result in a claim for indemnification by any director, officer, employee or agent of the Company.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE BOARD OF DIRECTORS' NOMINEE.

                                   PROPOSAL 2

                                AMENDMENT OF THE
                       1994 EMPLOYEE STOCK INCENTIVE PLAN

GENERAL

     The Company adopted the 1994 Employee Stock Incentive Plan (the "Stock Incentive Plan") pursuant to which officers, directors, employees and independent contractors (including independent sales representatives) of the Company are eligible to receive shares of the Common Stock of the Company or other securities or benefits with a value derived from the value of the Common Stock of the Company.

     The purpose of the Stock Incentive Plan is to enable the Company to attract, retain and motivate officers, directors, employees and independent contractors by providing for or increasing their proprietary interests in the Company and, in the case of non-employee directors, to attract such directors and further align their interests with those of the Company's stockholders by providing for or increasing their proprietary interests in the Company.

     The maximum number of shares of Common Stock that may be issued pursuant to awards granted under the Stock Incentive Plan is 822,465 (subject to adjustments to prevent dilution).

PROPOSED AMENDMENT

     The Board of Directors has approved an amendment to the Stock Incentive Plan to (i) increase the maximum number of shares of Common Stock that may be issued pursuant to awards granted under the plan from 822,465 to 1,172,465 (subject to adjustments to prevent dilution), subject to stockholder approval and (ii) eliminate the Stock Incentive Plan's provision for automatic grants of options to non-employee directors upon their initial election to the Board of Directors. As of the Record Date, there were 813,459 shares subject to outstanding options, 9,006 shares available for future grants of options and five directors and executive officers and 20 employees, consultants and former directors participating in the Stock Incentive Plan. On July 1, 1997, Messrs. Hedinger, Morgan and Newman were each granted an option to purchase up to 25,000 shares of Common Stock pursuant to the Stock Incentive Plan at an exercise price of $3.50 per share. Such options are immediately exercisable and will expire on the fifth anniversary of the date of grant. The Company intends to grant to each of Messrs. Hedinger and Morgan an additional option to purchase up to 25,000 shares of Common Stock upon stockholder approval of the increase in the number of shares available for issuance under the Stock Incentive Plan. Such options will be granted at the fair market value of the Common Stock on the date of grant, will be immediately exercisable and will expire on the fifth anniversary of the date of grant. Upon stockholder approval of the increase in the number of shares available for issuance under the Stock Incentive Plan, the Company intends to grant to Mr. Newman an additional option to purchase up to 80,000 shares of Common Stock at the fair market value of the Common Stock on the date of grant. Such option will be immediately exercisable and will expire on the tenth anniversary of the date of grant.

     Stockholders are being asked to approve the amendment to the Stock Incentive Plan adopted by the Board of Directors (i) to increase the number of shares available for issuance under the plan and (ii) to eliminate automatic grants of options to non-employee directors upon their initial election to the Board. Approval of the proposal requires the affirmative vote of a majority of the issued and outstanding shares of Common Stock of the Company present in person or represented by proxy and entitled to vote at the Meeting.

DESCRIPTION OF STOCK INCENTIVE PLAN

     The description of the Stock Incentive Plan provided below is qualified in its entirety by the full text of the Stock Incentive Plan, copies of which are available for review at the Company's principal executive office and will be furnished to Stockholders without charge upon request directed to the Secretary of the Company, 10333 Vacco Street, South El Monte, California 91733.

     Administration. The Stock Incentive Plan is administered by a committee appointed by the Board of Directors of the Company (the "Committee"). The Committee has full and final authority to select the recipients of awards and to grant such awards. Subject to the provisions of the Stock Incentive Plan, the Committee has a wide degree of flexibility in determining the terms and conditions of awards and the number of shares to be issued pursuant thereto, including conditioning the receipt or vesting of awards upon the achievement by the Company of specified performance criteria. The expenses of administering the Stock Incentive Plan are borne by the Company.

     Terms of Awards. The Stock Incentive Plan authorizes the Committee to enter into any type of arrangement with an eligible recipient that, by its terms, involves or might involve the issuance of Common Stock or any other security or benefit with a value derived from the value of the Common Stock. Awards are not restricted to any specified form or structure and may include, without limitation, sales or bonuses of stock, restricted stock, stock options, reload stock options, stock purchase warrants, other rights to acquire stock, securities convertible into or redeemable for stock, stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares. An award may consist of one such security or benefit or two or more of them in tandem or in the alternative.

     An award granted under the Stock Incentive Plan may include a provision accelerating the receipt of benefits upon the occurrence of specified events, such as a change of control of the Company or a dissolution, liquidation, merger, reclassification, sale of substantially all of the property and assets of the Company or other significant corporate transactions. Any stock option granted to an employee may be a tax-benefited incentive stock option or a non-qualified stock option that is not tax-benefited. A stock option granted to a non-employee director may only be a non-qualified stock option.

     An award may permit the recipient to pay all or part of the purchase price of the shares or other property issuable pursuant thereto, or to pay all or part of such employee's tax withholding obligation with respect to such issuance, by
(i) delivering previously owned shares of capital stock of the Company or other property, (ii) reducing the amount of shares or other property otherwise issuable pursuant to the award or (iii) delivering a promissory note, the terms and conditions of which will be determined by the Committee. If an option permits the recipient to pay for the shares issuable pursuant thereto with previously owned shares, the recipient would be able to exercise the option in successive transactions, starting with a relatively small number of shares and, by a series of exercises using shares acquired from each such transaction to pay the purchase price of the shares acquired in the following transaction, to exercise an option for a large number of shares with no more investment than the original share or shares delivered. The exercise price and any withholding taxes are payable in cash by non-employee directors, although the Board of Directors at its discretion may permit such payment by delivery of shares of Common Stock, or by delivery of broker instructions authorizing a loan secured by the shares acquired upon exercise or payment to the Company of proceeds from the sale of such shares.

     Subject to limitations imposed by law, the Board of Directors may amend or terminate the Stock Incentive Plan at any time and in any manner. However, no such amendment or termination may deprive the recipient of an award previously granted under the Stock Incentive Plan of any rights thereunder without his consent.

     Pursuant to Section 16(b) of the Exchange Act, directors, certain officers and ten percent stockholders of the Company are generally liable to the Company for repayment of any "short-swing" profits realized from any non-exempt purchase and sale of Common Stock occurring within a six-month period. Rule 16b-3, promulgated under the Exchange Act, provides an exemption from Section 16(b) liability for certain transactions by an officer or director pursuant to an employee benefit plan that complies with such Rule.

Specifically, the grant of an option under an employee benefit plan that complies with Rule 16b-3 will not be deemed a purchase of a security for purposes of Section 16(b). The Stock Incentive Plan is designed to comply with Rule 16b-3.

     Awards may not be granted under the Stock Incentive Plan after the tenth anniversary of the adoption of the Stock Incentive Plan. Although any award that was duly granted on or prior to such date may thereafter be exercised or settled in accordance with its terms, no shares of Common Stock may be issued pursuant to any award after the twentieth anniversary of the adoption of the Stock Incentive Plan.

FEDERAL INCOME TAX TREATMENT

     The following is a brief description of the federal income tax treatment that generally will apply to awards made under the Stock Incentive Plan, based on federal income tax laws in effect on the date hereof. The exact federal income tax treatment of any award will depend on the specific nature of such award. Such an award may, depending on the conditions applicable to the award, be taxable as an option, or an award of restricted or unrestricted stock, an award which is payable in cash or otherwise.

     Pursuant to the Stock Incentive Plan, participants may be granted options which are intended to qualify as incentive stock options. Generally, the optionee is not taxed, and the Company is not entitled to a deduction, on the grant or exercise of an incentive stock option. However, if the optionee sells the shares acquired upon the exercise of an incentive stock option at any time within (i) one year after the date of exercise of the option or (ii) two years after the date of grant of the option, then the optionee will recognize ordinary income in an amount equal to the excess, if any, of the lesser of the sale price or the fair market value on the date of exercise over the exercise price of the option. The Company will generally be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the optionee.

     The grant of an option or other similar right to acquire stock that does not qualify for treatment as an incentive stock option generally is not a taxable event for the optionee. Upon exercise of the option, the optionee generally will recognize ordinary income in an amount equal to the excess of the fair market value of the stock acquired upon exercise (determined as of the date of exercise) over the exercise price of such option, and the Company will be entitled to a deduction equal to such amount.

     Special rules will apply, however, if the optionee is subject to Section 16 of the Exchange Act. During any period of time (the "Section 16(b) Period") in which a sale of the stock acquired upon exercise of the option could subject such optionee to suit under Section 16, the optionee will not recognize ordinary income and the Company will not be entitled to a deduction. Upon the expiration of the Section 16(b) Period, the optionee will recognize ordinary income, and the Company will be entitled to a deduction, equal to the excess of the fair market value of the stock (determined as of the expiration of the Section 16(b) Period) over the option exercise price. As described below, such an optionee may elect under Section 83(b) of the Internal Revenue Code of 1986, as amended (the "Code"), to recognize ordinary income on the date of exercise, in which case the Company would be entitled to a deduction at that time equal to the amount of the ordinary income recognized.

     Awards under the Stock Incentive Plan may also include stock sales, stock bonuses or other grants of stock. Stock issued pursuant to these awards may be subject to certain restrictions. Pursuant to Section 83 of the Code, stock sold or granted under the Stock Incentive Plan will give rise to taxable income at the earliest time at which such stock is not subject to a substantial risk of forfeiture or is freely transferable for purposes of Section 83. At that time, the holder will recognize ordinary income equal to the excess of the fair market value of the shares (determined as of such time) over the purchase price, and the Company will be entitled to a deduction equal to such amount. If the holder of the stock is a person subject to Section 16(b) and if the sale of the stock at a profit could subject such person to suit under Section 16(b), income will be recognized in accordance with the rules described above regarding stock issued to such persons upon the exercise of an option, unless the holder makes an election under Section 83(b) to recognize income on the date the stock is issued.

     Awards may be granted under the Stock Incentive Plan that do not fall clearly into the categories described above. The federal income tax treatment of these awards will depend upon the specific terms of such awards. The Company generally will be required to withhold applicable taxes with respect to any ordinary income recognized by a participant in connection with awards made under the Stock Incentive Plan.

     The terms of the agreements pursuant to which specific awards are made under the Stock Incentive Plan may provide for accelerated vesting or payment of an award in connection with a change in ownership or control of the Company. In that event and depending upon the individual circumstances of the recipient, certain amounts with respect to such awards may constitute "excess parachute payments" under the golden parachute provisions of the Code. Pursuant to such provisions, an employee will be subject to a 20% excise tax on any "excess parachute payment," and the Company will be denied any deduction with respect to such excess parachute payment.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE AMENDMENT OF THE STOCK INCENTIVE PLAN.

                                   PROPOSAL 3

                       RATIFICATION OF THE APPOINTMENT OF
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     The Board of Directors has appointed Ernst & Young LLP as the Company's independent certified public accountants for the fiscal year ending June 30, 1998. Ernst & Young LLP, the Company's accountants for the fiscal year ended June 30, 1997, performed audit services for fiscal 1997 which included the examination of the consolidated financial statements of the Company and services relating to filings with the Securities and Exchange Commission. All professional services rendered by Ernst & Young LLP during fiscal 1997 were furnished at customary rates and terms. Representatives of Ernst & Young LLP will be invited to be present at the Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

     Stockholders are being asked to ratify the appointment of Ernst & Young LLP as the Company's independent public accountants for the fiscal year ending June 30, 1998. Ratification of the proposal requires the affirmative vote of a majority of the shares of Common Stock represented and entitled to vote at the Meeting.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEAR ENDING JUNE 30, 1998.

                           PROPOSALS OF STOCKHOLDERS

     Under certain circumstances, stockholders are entitled to present proposals at stockholder meetings. Any such proposal to be included in the proxy statement for the Company's 1999 annual meeting of stockholders must be submitted to the Company by a stockholder on or before June 10, 1998, in a form that complies with applicable regulations.

                                 ANNUAL REPORT

     The Company's Annual Report for the fiscal year ended June 30, 1997 accompanies or has preceded this Proxy Statement. The Annual Report contains consolidated financial statements of the Company and its subsidiaries and the report thereon of Ernst & Young LLP, the Company's independent auditors.

     STOCKHOLDERS MAY OBTAIN WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING FINANCIAL STATEMENTS REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE EXCHANGE ACT FOR THE FISCAL YEAR ENDED JUNE 30, 1997 BY WRITING TO THE COMPANY AT 10333 VACCO STREET, SOUTH EL MONTE, CALIFORNIA 91733, ATTENTION: HENRY R. MANDELL.

                                 OTHER BUSINESS

     Management knows of no business which will be presented for consideration at the Meeting other than as stated in the Notice of Meeting. If, however, other matters are properly brought before the Meeting, it is the intention of the Proxyholders to vote the shares represented by the Proxies on such matters in accordance with the recommendation of the Board of Directors and authority to do so is included in the Proxy.

                                          By Order of the Board of Directors,

                                          /s/ Douglas Arbetman

                                          Douglas Arbetman
                                          Chief Executive Officer



Dated: October 8, 1997

REVOCABLE PROXY          THE SIRENA APPAREL GROUP, INC.          REVOCABLE PROXY
               ANNUAL MEETING OF STOCKHOLDERS -- NOVEMBER 4, 1997
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

    The undersigned stockholder(s) of The Sirena Apparel Group, Inc. (the "Company") hereby nominates, constitutes and appoints Douglas Arbetman and Henry
R. Mandell, and each of them, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company (the "Meeting") to be held at the Ramada Suites Hotel, 1089 Santa Anita Avenue, South El Monte, California 91733 on Tuesday, November 4, 1997 at 11:00 a.m., California time, and any adjournments thereof, as fully and with the same force and effect as the undersigned might or could do if personally thereat, as follows:

1.     ELECTION OF DIRECTORS     [ ] FOR the nominees listed below           [ ] WITHHOLD AUTHORITY
                                     (except as marked to the contrary           to vote for the nominees listed below
                                     below)
Nominees and the fiscal year in which their terms expire:     Ellison C. Morgan.....   2001

(Instructions: To withhold authority to vote for the nominee whose name appears above, write that nominee's name in the space provided below)

--------------------------------------------------------------------------------

2. AMENDMENT OF 1994 EMPLOYEE STOCK INCENTIVE PLAN. To approve the amendment of the 1994 Employee Stock Incentive Plan (the "Stock Incentive Plan") to, among other things, increase from 822,465 to 1,172,465 the number of shares available for issuance under the plan.
                                       FOR [ ]      AGAINST [ ]      ABSTAIN [ ]

3. RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS. To ratify the appointment of Ernst & Young LLP as the Company's independent public accountants for the fiscal year ending June 30, 1998.
                                       FOR [ ]      AGAINST [ ]      ABSTAIN [ ]

4. OTHER BUSINESS. In their discretion, the Proxyholders are authorized to transact such other business as may properly come before the Meeting and
      any adjournment thereof.         FOR [ ]      AGAINST [ ]      ABSTAIN [ ]

                      Please Sign and Date on Reverse Side

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE OF "FOR" THE ELECTION OF THE NOMINEE LISTED FOR DIRECTOR ABOVE, "FOR" THE AMENDMENT OF THE STOCK INCENTIVE PLAN AND "FOR" RATIFICATION OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING JUNE 30, 1998. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY SHALL BE VOTED BY THE PROXYHOLDERS IN ACCORDANCE WITH THE RECOMMENDATIONS OF A MAJORITY OF THE BOARD OF DIRECTORS.

   The undersigned hereby ratifies and confirms all that said attorneys and proxyholders, or either of them, or their substitutes, shall lawfully do or cause to be done by virtue hereof, and hereby revokes any and all proxies heretofore given by the undersigned to vote at the Meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and the Proxy Statement accompanying said notice.

Date:
---------------------------                            -------------------------
                                                          (Number of Shares)

                                                       -------------------------
                                                         (Name of Stockholder,
                                                               Printed)

                                                       -------------------------
                                                             (Signature of
                                                             Stockholder)

                                                       -------------------------
                                                         (Name of Stockholder,
                                                               Printed)

                                                       -------------------------
                                                             (Signature of
                                                             Stockholder)

                                                       (Please date this Proxy
                                                       and sign your name as it
                                                       appears on your stock
                                                       certificate(s).
                                                       Executors,
                                                       administrators, trustees,
                                                       etc., should give their
                                                       full titles. All joint
                                                       owners should sign.)

                                                       I (We) do [ ] do not [ ]
                                                       expect to attend the
                                                       Meeting.

This Proxy will be voted "FOR" the election of the nominee whose name appears above unless authority to do so is withheld. Unless "AGAINST" or "ABSTAIN" is indicated on the reverse hereof, this Proxy will be voted "FOR" the amendment of the Stock Incentive Plan and "FOR" ratification of the appointment of Ernst & Young LLP as the Company's certified public accountants for the fiscal year ending June 30, 1998. PLEASE SIGN, DATE AND RETURN THIS PROXY AS PROMPTLY AS POSSIBLE IN THE POSTAGE PREPAID ENVELOPE PROVIDED.